EXHIBIT 99.1

Palatin Announces $4.7 Million Registered Direct Offering and Concurrent Private Placement

CRANBURY, N.J., February 7, 2025 /PRNewswire/ -- Palatin Technologies, Inc. (NYSE American: PTN) ("Palatin" or the "Company"), a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor system, today announced that it has entered into definitive agreements with a single healthcare focused institutional investor for the purchase and sale of 4,688,000 shares of its common stock (or common stock equivalents in lieu thereof) in a registered direct offering (the “Registered Direct Offering”) at a purchase price of $1.00 per share.

The Company also agreed to issue to the same investor in a concurrent private placement warrants to purchase up to an aggregate of 4,688,000 shares of common stock (the “Private Placement” and, together with the Registered Direct Offering, the “Offering”). The warrants being issued in the concurrent Private Placement, will have an exercise price of $1.00 per share, will be exercisable beginning on the six-month anniversary of the date of issuance and will expire five and a half years from the date of issuance.

The closing of the Offering is expected to occur on or about February 10, 2025, subject to the satisfaction of customary closing conditions. The gross proceeds from the Offering are expected to be approximately $4.7 million. The Company intends to use the net proceeds from the Offering for general corporate purposes.

A.G.P./Alliance Global Partners is acting as lead placement agent for the Offering and Laidlaw & Company (UK) Ltd. is acting as co-placement agent for the Offering.

The Registered Direct Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-262555) filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 7, 2022, amended on September 23, 2022 and declared effective on September 26, 2022. The Offering will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A prospectus supplement and accompanying prospectus describing the terms of the Offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement and accompanying prospectus may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

The Private Placement of the warrants will be made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D thereunder. Accordingly, the securities issued in the concurrent Private Placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Palatin

Palatin is a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin's strategy is to develop products and then form marketing collaborations with industry leaders to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin's website at www.Palatin.com and follow Palatin on Twitter at @PalatinTech.

Forward Looking Statements

Statements in this press release that are not historical facts, including statements related to the timing and completion of the Offering, the satisfaction of customary closing conditions related to the Offering and the intended use of proceeds therefrom, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Forward-looking statements reflect the Company's current views with respect to future events and are based on assumptions and subject to known and unknown risks and uncertainties, which change over time, and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, without limitation, market and other conditions; the anticipated use of proceeds from the offering; results of clinical trials; regulatory actions by the FDA and other regulatory and the need for regulatory approvals; Palatin's ability to fund development of its technology and establish and successfully complete clinical trials; the length of time and cost required to complete clinical trials and submit applications for regulatory approvals; products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies; commercial acceptance of Palatin's products; and other factors discussed in Palatin's periodic filings with the SEC. All forward-looking statements included in this press release are made only as of the date of this press release. The Company assumes no obligation to update any written or oral forward-looking statement, whether as a result of new information, future events or otherwise unless required by law.

Palatin Technologies® is a registered trademark of Palatin Technologies, Inc.